ePlus inc.
Restricted Stock Unit Award Agreement

Name of Participant:
Grant Number:
Number of Restricted Units:
Form of Payment of the Award:
Grant Date:

1.
Restricted Stock Unit Award – Terms and Conditions.  This Agreement confirms the grant under and subject to the provisions of the ePlus inc. [2008 Employee / Director] Incentive Plan (the “Plan”) and upon the terms and conditions set forth herein (“Terms and Conditions”) to the above-named participant of the number of Restricted Stock Units set forth above (such units, as may be adjusted in accordance with Section 4 of these Terms and Conditions, the “Restricted Units”). This Agreement does not constitute ownership of any shares of Common Stock of ePlus inc. (the “Company”) or confer any rights associated with the ownership of shares, except as expressly set forth herein. This grant is subject in all respects to the applicable terms of the Plan. At all times, each Restricted Unit shall be equal in value to one share of common stock, $0.01 par value per share (the “Common Stock”), of the Company (a “Share”). A copy of the Plan (or related Prospectus delivered to you with this Agreement) may be obtained at no cost by contacting the [HR Department] at________________.

2.	Restriction Period. For purposes of this Agreement, the Restriction Period is the period beginning on the grant date and ending on [INSERT VESTING DATE(S)] (the “Restriction Period”).

3.
Payout of Award. Provided the award has not previously been forfeited, within two and one-half months after the expiration of the Restriction Period and upon the satisfaction of the applicable tax withholding obligations, (i) if the award is to be paid in Shares, the Company shall issue to the participant the number of Shares underlying the Restricted Units as of the date of the expiration of the Restriction Period; or (ii) if the award is to be paid in cash, the Company shall pay to the participant a single lump sum cash payment equal to the Fair Market Value (as defined in the Plan) of the number of Shares underlying the Restricted Units as of the date of the expiration of the Restriction Period. If the award is to be paid in Shares, upon payout the Company shall at its option, cause such Shares as to which the participant is entitled pursuant hereto: (i) to be released without restriction on transfer by delivery to the custody of the participant of a stock certificate in the name of the participant or his or her designee, or (ii) to be credited without restriction on transfer to a book-entry account for the benefit of the participant or his or her designee maintained by the Company’s stock transfer agent or its designee.

4.
Rights During Restriction Period. During the Restriction Period, the participant shall not have any rights as a shareholder with respect to the Shares underlying the Restricted Units. During the Restriction Period, if any dividends or other distributions are paid in cash to holders of Common Stock, the participant shall be entitled to receive dividend equivalents, in cash, paid with respect to the number of Shares underlying the Restricted Units. Such dividend equivalents will be paid to the participant as soon as is practicable following payment of the dividend or other distribution to holders of Common Stock, but no later than the end of the calendar year in which the corresponding actual cash dividends or other distributions are paid to holders of Common Stock. If any such dividend or other distribution is paid in securities of the Company (including Shares), such dividend equivalents in respect of such securities relating to the Restricted Units shall be subject to the same restrictions and conditions as the Restricted Units in respect of which such dividend or distribution in the form of securities was made and shall be paid to the participant in the manner and at the time the Restricted Units are paid in accordance with Section 3. If the number of outstanding shares of Common Stock is changed as a result of a stock dividend, stock split or the like, without additional consideration to the Company, the Restricted Units subject to this Award shall be adjusted to correspond to the change in the Company’s outstanding shares of Common Stock. If the award to be paid in Shares, upon the expiration of the Restriction Period and payout of the award pursuant to Section 3, the participant may exercise voting rights and shall be entitled to receive dividends and other distributions with respect to the number of Shares to which the participant is entitled pursuant hereto.

5.
Prohibition Against Transfer.  Until the expiration of the Restriction Period, the award, the Restricted Units subject to the award, any interest in the Shares (in the case of a payment to be made in Shares) or cash to be paid, as applicable, related thereto, and the rights granted under the Terms and Conditions and this Agreement are not transferable except to family members or trusts by will or by the laws of descent and distribution, provided that the award, the Restricted Units subject to the award, and any interest in the Shares or cash to be paid, as applicable, related thereto may not be so transferred to family members or trusts except as permitted by applicable law or regulations.  Without limiting the generality of the foregoing, except as aforesaid, until the expiration of the Restriction Period, the award, the Restricted Units subject to the award and any interest in the Shares (in the case of a payment to be made in Shares) or cash to be paid, as applicable, related thereto, may not be sold, exchanged, assigned, transferred, pledged, hypothecated, encumbered or otherwise disposed of, shall not be assignable by operation of law, and shall not be subject to execution, attachment, charge, alienation or similar process. Any attempt to effect any of the foregoing shall be null and void and without effect.

6.
Forfeiture; Termination of Employment.  No shares of Common Stock shall be issued to the participant prior to the date on which the Restricted Stock Units vest, and shall be forfeited by the participant upon the participant’s termination of employment prior to vesting for any reason other than death or Disability, as defined in the Plan. All shares of restricted stock units will immediately vest upon a Change in Control, as defined in the Plan.

7.
Withholding.  Where required pursuant to the terms of the Plan, the Company will satisfy any federal income tax withholding obligations that arise in connection with the vesting of the Restricted Units by withholding shares of Common Stock that would otherwise be available for delivery upon the vesting of this award having a Fair Market Value, on the date the shares of Restricted Units first become taxable equal to the minimum statutory withholding obligation or such other withholding obligation as required by applicable law with respect to such taxable shares. In other cases, as a condition to the delivery of Shares or the lapse of restrictions related to this Restricted Unit, or in connection with any other event that gives rise to a tax withholding obligation, the Company (i) may deduct or withhold from any payment or distribution to the participant (whether or not pursuant to the Plan), (ii) will be entitled to require that the participant remit cash to the Company (through payroll deduction or otherwise) or (iii) may enter into any other suitable arrangements to withhold, in each case, in an amount sufficient to satisfy such withholding obligation.

8.
Miscellaneous.  These Terms and Conditions and other portions of this Agreement: (a) shall be binding upon and inure to the benefit of any successor of the Company; (b) shall be governed by the laws of the State of Delaware and any applicable laws of the United States; and (c) except as permitted under Sections 4(d) and 7 of the Plan, may not be amended without the written consent of both the Company and the participant. The Agreement shall not in any way interfere with or limit the right of the Company to terminate the participant’s employment or service with the Company at any time, and no contract or right of employment shall be implied by the Terms and Conditions and this Agreement of which they form a part. For the purposes of the Terms and Conditions and this Agreement, employment by the Company, any Subsidiary or a successor to the Company shall be considered employment by the Company. If the award is assumed or a new award is substituted therefor in any corporate reorganization (including, but not limited to, any transaction of the type referred to in Section 424(a) of the Internal Revenue Code of 1986, as amended), employment by such assuming or substituting corporation or by a parent corporation or subsidiary thereof shall be considered for all purposes of the award to be employment by the Company.

9.
Incorporation of Plan Provisions.  The Terms and Conditions and this Agreement are made pursuant to the Plan, the provisions of which are hereby incorporated by reference (including without limitation, Section 6(g)(xii) of the Plan, such that the participant may be subject to the forfeiture of the unvested portion of this Restricted Unit award and must return any vested Restricted Units and/or shares already delivered pursuant to this Agreement in certain circumstances described in that Section). Capitalized terms not otherwise defined herein shall have the meanings set forth for such terms in the Plan.  In the event of a conflict between the terms of the Terms and Conditions and this Agreement, and the Plan, the terms of Plan shall govern.

ePlus inc.                                                                                      Participant

By: _________________________________                     ____________________________________
       Name                                                                                        Name

       _________________________________
       Title